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                                                                    EXHIBIT 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

                                  PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Keith A. Meister, President and Chief Executive Officer (Principal Executive Officer) of American Property Investors, Inc., the General Partner of American Real Estate Partners, L.P. (the "Registrant"), certify that to the best of my knowledge, based upon a review of the American Real Estate Partners, L.P., quarterly report on Form 10-Q for the period ended March 31, 2004 of the Registrant (the "Report"):

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                                 /s/ KEITH A. MEISTER
                                          --------------------------------------
                                                     KEITH A. MEISTER
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                            OF
                                            AMERICAN PROPERTY INVESTORS, INC.,
                                                  THE GENERAL PARTNER OF
                                           AMERICAN REAL ESTATE PARTNERS, L.P.

Date: May 10, 2004